     As filed with the Securities and Exchange Commission on April 15, 1999
                                                      Registration No. 333-48047
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                             ---------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                    PLATINUM technology International, inc.
             (Exact name of registrant as specified in its charter)

                     Delaware                          36-3509662
           (State or other jurisdiction of          (I.R.S. Employer
           incorporation or organization)          Identification No.)

    1815 South Meyers Road, Oakbrook Terrace, Illinois 60181, (630) 620-5000 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               Larry S. Freedman
                           PLATINUM technology, inc.
                             1815 South Meyers Road
                       Oakbrook Terrace, Illinois 60181
                                 (708) 620-5000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                With copies to:

                             Matthew S. Brown, Esq.
                               Mark D. Wood, Esq.
                             Katten Muchin & Zavis
                       525 West Monroe Street, Suite 1600
                            Chicago, Illinois 60661
                                 (312) 902-5200

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [_]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_] ____________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ____________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                             ---------------------

================================================================================

     Pursuant to this Registration Statement, as amended, PLATINUM technology International, inc. (the "Registrant") registered $150,000,000 in principal amount of the Registrant's 6.25% Convertible Subordinated Notes due 2002 and shares of Common Stock, $.001 par value, issued or issuable upon conversion thereof ("Securities") with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     The Registration Statement was declared effective on May 28, 1998. Registrant suspended the use of the Registration Statement on December 31, 1998. The Registrant is filing this Post-Effective Amendment to the Registration Statement in order to withdraw from registration certain Securities covered by the Registration Statement which remained unsold pursuant to this Registration Statement on December 31, 1998.

     Of the $150,000,000 in Securities registered, $93,250,000 were sold pursuant to this Registration Statement. $56,750,000 of the Securities registered under the Registration Statement were not offered for sale under this Registration Statement by the selling holders. Accordingly, the Registrant hereby amends the Registration Statement to withdraw from registration such $56,750,000 of the Securities.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakbrook Terrace, State of Illinois, on April 15, 1999.

                              PLATINUM technology International, inc.


                              By:   /s/ Andrew J. Filipowski
                                  --------------------------------------------
                                    Andrew J. Filipowski
                                    President and Chief Financial Officer

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

      Signature                                Title                                    Date
------------------------  ------------------------------------------------------   --------------


/s/ Andrew J. Filipowski  President, Chief Executive Officer (Principal            April 15, 1999
------------------------  Executive Officer) and a Director
  Andrew J. Filipowski

           *              Executive Vice President, Chief Operations Officer       April 15, 1999
------------------------  and a Director
   Paul L. Humenansky

           *              Executive Vice President, Chief Financial Officer        April 15, 1999
------------------------  (Principal Financial and Accounting Officer),
  Michael P. Cullinane    Treasurer and a Director

           *
------------------------  Director                                                 April 15, 1999
      Arthur Frigo

           *
------------------------  Director                                                 April 15, 1999
     James E. Cowie

           *
------------------------  Director                                                 April 15, 1999
    Steven D. Devick

           *
------------------------  Director                                                 April 15, 1999
     Gian M. Fulgoni



*  By:   /s/ Andrew J. Filipowski
       -------------------------------
         Andrew J. Filipowski
         Attorney-in-Fact